EXHIBIT 99.4





                             SUBSCRIPTION AGREEMENT

                                   dated as of

                                 August 17, 1998

                                      among

                        SILKWORM ACQUISITION CORPORATION

                                       and

                             THE BUYERS NAMED HEREIN

                        relating to the purchase and sale

                                       of

                                  Common Stock

                                       of

                        Silkworm Acquisition Corporation



                                TABLE OF CONTENTS

                             ----------------------

                                                                            PAGE

                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  Definitions.....................................................1

                                    ARTICLE 2
                                PURCHASE AND SALE

SECTION 2.01.  Purchase and Sale...............................................3
SECTION 2.02.  Closing.........................................................3

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF MERGERSUB

SECTION 3.01.  Corporate Existence and Power...................................4
SECTION 3.02.  Corporate Authorization.........................................4
SECTION 3.03.  Governmental Authorization......................................4
SECTION 3.04.  Noncontravention................................................5
SECTION 3.05.  Capitalization and Voting Rights................................5
SECTION 3.06.  Valid Issuance of Securities....................................5
SECTION 3.07.  Litigation......................................................6
SECTION 3.08.  Newly Formed Corporation........................................6
SECTION 3.09.  Meaning of MergerSub............................................6

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

SECTION 4.01.  Existence and Power.............................................7
SECTION 4.02.  Authorization...................................................7
SECTION 4.03.  Governmental Authorization......................................7
SECTION 4.04.  Purchase for Investment.........................................7
SECTION 4.05.  Private Placement...............................................7
SECTION 4.06.  Litigation......................................................8
SECTION 4.07.  Brokers or Finders' Fees........................................9

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

SECTION 5.01.  Conditions to Obligations of Each Buyer and MergerSub...........9
SECTION 5.02.  Additional Conditions to Obligation of Each Buyer...............9
SECTION 5.03.  Additional Conditions to Obligation of MergerSub...............10

                                    ARTICLE 6
                            SURVIVAL; INDEMNIFICATION

SECTION 6.01.  Survival.......................................................10
SECTION 6.02.  Indemnification................................................10
SECTION 6.03.  Exclusivity....................................................11

                                    ARTICLE 7
                                   TERMINATION

SECTION 7.01.  Grounds for Termination........................................11
SECTION 7.02.  Effect of Termination..........................................11

                                    ARTICLE 8
                                  MISCELLANEOUS

SECTION 8.01.  Notices........................................................12
SECTION 8.02.  Amendments and Waivers.........................................13
SECTION 8.03.  Successors and Assigns.........................................13
SECTION 8.04.  Governing Law..................................................13
SECTION 8.05.  Jurisdiction...................................................13
SECTION 8.06.  Waiver Of Jury Trial...........................................13
SECTION 8.07.  Counterparts; Third Party Beneficiaries........................14
SECTION 8.08.  Unwind.........................................................14
SECTION 8.09.  Entire Agreement...............................................14
SECTION 8.10.  Severability...................................................14

Schedule A            Schedule of Buyers, Purchase Price and Company Securities
Exhibit A             Certificate of Incorporation of Silkworm Acquisition
                      Corporation



                             SUBSCRIPTION AGREEMENT


         AGREEMENT dated as of August 17, 1998 between Silkworm Acquisition Corporation, a Delaware corporation ("MergerSub") and the Persons named on Schedule A hereto (each a "Buyer" and collectively, the "Buyers").



                              W I T N E S S E T H :

         WHEREAS, MergerSub has agreed to merge (the "Merger") with and into Insilco Holding Co. (the "Company") on the terms and conditions set forth in the Agreement and Plan of Merger dated as of March 24, 1998 between MergerSub and the Company (as the same may be or have been amended from time to time, the "Merger Agreement");

         WHEREAS, to finance, in part, the payment of the consideration payable in the Merger, MergerSub intends to issue shares of common stock, par value $0.001 per share (the "Common Stock" or "Securities");

         WHEREAS, all of the outstanding capital stock of MergerSub is currently owned by DLJ Merchant Banking Partners II, L.P. ("DLJMB"); and

         WHEREAS, MergerSub desires to issue and sell the relevant Securities to the Buyers, and each of the Buyers desires to purchase the relevant Securities from MergerSub, upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, the term "control" (including its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

         "Closing Date" means the date of the Closing.

         "Common Shares" means shares of Common Stock.

         "CVC" means 399 Venture Partners, Inc., a wholly owned indirect subsidiary of Citibank, N.A.

         "DLJMB Entities" means DLJMB and the affiliated funds and entities listed on the signature pages hereof.

         "Investors' Agreement" means the Investors' Agreement to be entered into on the Closing Date among the Company, the DLJMB Entities and CVC.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or adverse claim of any kind in respect of such property or asset.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Transaction Documents" means this Agreement, the Merger Agreement, the Voting Agreement and the Investors' Agreement.

         "Voting Agreement" means the Voting Agreement dated as of March 24, 1998 among MergerSub, Insilco Corporation and Water Street Corporate Recovery Fund I, L.P., as the same may be, and may have been, amended from time to time.

          (b) Each of the following terms is defined in the Section set forth opposite such term:


Term                                              Section

Certificate of Incorporation                         3.08
Closing                                              2.02
Common Stock                                     Recitals
Company                                          Recitals
Damages                                              6.02
DLJMB                                            Recitals
Merger                                           Recitals
MergerSub                                        Recitals
Merger Agreement                                 Recitals
Purchase Price                                       2.01
Securities                                       Recitals


                                    ARTICLE 2
                                PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, MergerSub agrees to issue and sell to each Buyer and each Buyer agrees, severally and not jointly, to purchase from MergerSub the Securities set forth opposite such Buyer's name on Schedule A hereto at the Closing. The purchase price for the Securities (the "Purchase Price") is the amount in cash specified on Schedule A hereto. The sale of the Securities and the payment of the Purchase Price shall be effected as provided in Section 2.02.

         SECTION 2.02. Closing. The closing (the "Closing") of the purchase and sale of the Securities hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible after satisfaction of the conditions set forth in Article 5 or at such other time or place as the Buyers and MergerSub may agree. At the Closing:

          (a) Each Buyer shall deliver to MergerSub, in immediately available funds, the amount of the aggregate Purchase Price set forth opposite such Buyer's name on Schedule A hereto, by wire transfer (or other means acceptable to MergerSub) to an account of MergerSub with a bank in New York City designated by MergerSub, by notice to such Buyer, not later than two Business Days prior to the Closing Date.

          (b) MergerSub shall deliver to each Buyer certificates, or other appropriate documentation, for the relevant Securities free and clear of any Liens and preemptive rights and duly registered in the name of such Buyer.


                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF MERGERSUB

         MergerSub represents and warrants to each Buyer as of the date hereof and as of the Closing Date that:

         SECTION 3.01. Corporate Existence and Power. MergerSub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and as proposed to be conducted following the Merger.

         SECTION 3.02. Corporate Authorization. The execution, delivery and performance by MergerSub of each of the relevant Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities) are within MergerSub's corporate powers and have been duly authorized by all necessary corporate action on the part of MergerSub. Each of the relevant Transaction Documents constitutes or, when executed, will constitute, a valid and binding agreement of MergerSub, enforceable against MergerSub in accordance with its terms, except as limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         SECTION 3.03. Governmental Authorization. Except for compliance with the matters referred to in Sections 3.03 and 4.03 of the Merger Agreement, the execution, delivery and performance by MergerSub of each of the relevant Transaction Documents and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official.

         SECTION 3.04. Noncontravention. The execution, delivery and performance by MergerSub of each of the relevant Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of MergerSub, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree,
(iii) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of MergerSub or to a loss of any benefit to which MergerSub is entitled under any provision of any agreement or other instrument binding upon MergerSub or any of MergerSub's assets or properties or (iv) result in the creation or imposition of any material Lien on any property or asset of MergerSub.

         SECTION 3.05. Capitalization and Voting Rights. (a) The authorized capital stock of MergerSub consists of 50,000,000 Common Shares and the outstanding capital stock of MergerSub as of the date hereof and immediately prior to the Closing is one Common Share. The rights, privileges and preferences of the Common Stock are set forth in the certificate of incorporation attached hereto as Exhibit A.

          (b) Immediately following the Closing, the outstanding capital stock of MergerSub will be 1,222,222 Common Shares and warrants to purchase 44,850 Common Shares.

          (c) Except as set forth in this Section 3.05, there are, and immediately after the Closing there will be, no outstanding (i) shares of capital stock or voting securities of MergerSub, (ii) securities of MergerSub convertible into or exchangeable for shares of capital stock or voting securities of MergerSub, (iii) options, warrants or other rights (including, without limitation, preemptive rights) to acquire from MergerSub, or other obligation of MergerSub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MergerSub or (iv) no obligation of MergerSub to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in (i), (ii), or (iii).

         SECTION 3.06. Valid Issuance of Securities. Each of the Common Shares which are being issued to the Buyers hereunder, have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

         SECTION 3.07. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of MergerSub, threatened against or affecting MergerSub or any of its respective properties before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by the Transaction Documents.

         SECTION 3.08. Newly Formed Corporation. MergerSub was incorporated on March 18, 1998 in the State of Delaware solely for the purpose of effectuating the transactions contemplated by the Transaction Documents and has not conducted any business or entered into any agreements or commitments except in furtherance of the foregoing.

         SECTION 3.09. Meaning of MergerSub. Except as otherwise specifically provided herein, references to MergerSub contained in this Article 3 shall be construed to refer to MergerSub on the date hereof and for purposes of determining the satisfaction of Section 5.02(a) immediately prior to the consummation of the transactions contemplated by the Merger Agreement.


                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Each Buyer represents and warrants to MergerSub, severally as to itself only and not jointly or as to any other Buyer, as of the date hereof and as of the Closing Date that:

         SECTION 4.01. Existence and Power. Such Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all powers (corporate, partnership or otherwise) and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         SECTION 4.02. Authorization. The execution, delivery and performance by such Buyer of each of this Agreement, and when executed, the Investors' Agreement and the consummation of the transactions contemplated hereby and thereby are or, when executed, will be, within the powers (corporate, partnership or otherwise) of such Buyer and have been or will have been duly authorized by all necessary action on the part of such Buyer. This Agreement constitutes and the Investors' Agreement, when executed, will constitute, a valid and binding agreement of such Buyer, each enforceable in accordance with their respective terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors' rights generally, or (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by such Buyer of this Agreement and the Investors' Agreement and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official.

         SECTION 4.04. Purchase for Investment. Such Buyer is purchasing the relevant Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

         SECTION 4.05. Private Placement. (a) Such Buyer understands that (i) the offering and sale of the Securities hereby is intended to be exempt from registration pursuant to Section 4(2) of the 1933 Act and (ii) there is no existing public market for the relevant Securities, and there can be no assurance that any Buyer will be able to sell or dispose of the relevant Securities to be purchased by such Buyer.

                  (b) Such Buyer's financial situation is such that such Buyer can afford to bear the economic risk of holding the relevant Securities acquired hereunder for an indefinite period of time, and such Buyer can afford to suffer the complete loss of the investment in the relevant Securities.

                  (c) Such Buyer's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of the investment in the relevant Securities, or such Buyer has been advised by a representative possessing such knowledge and experience.

                  (d) Such Buyer understands that the Securities acquired hereunder are a speculative investment which involves a high degree of risk of loss of the entire investment therein, that there are substantial restrictions on the transferability of the Securities as set forth in the Investors' Agreement, and that for an indefinite period following the date hereof there will be no public market for the Securities and that, accordingly, it may not be possible for such Buyer to sell the Securities in case of emergency or otherwise.

                  (e) Such Buyer and its representatives, including, to the extent it deems appropriate, its professional, financial, tax and other advisors, have had the opportunity to review all documents provided to them in connection with the investment in the Securities, and such Buyer understands and is aware of the risks related to such investment.

                  (f) Such Buyer and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, MergerSub and its representatives concerning the terms and conditions of the acquisition of the Securities and the transactions contemplated by the Transaction Documents and to obtain all additional information which such Buyer or its representatives deem necessary.

                  (g) Such Buyer is an "accredited investor" as such term is defined in Regulation D under the 1933 Act.

         SECTION 4.06. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of such Buyer, threatened against or affecting, such Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Investors' Agreement.

         SECTION 4.07. Brokers or Finders' Fees. Except as contemplated by the Merger Agreement, there is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of, such Buyer who might be entitled to any fee or commission from the Company, MergerSub, CVC or the DLJMB Entities upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE 5
                              CONDITIONS TO CLOSING

         SECTION 5.01. Conditions to Obligations of Each Buyer and MergerSub. The obligations of each Buyer and MergerSub to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) (i) The conditions to the consummation of the Merger Agreement shall have been satisfied or waived with any waiver of conditions and any other amendments or changes having been consented to by each Buyer,
         (ii) no party to the Merger Agreement shall be in default of its obligations thereunder, and (iii) the closing of the Merger (as contemplated by the Merger Agreement) shall be about to be consummated.

          (b) Each other Buyer shall purchase or have purchased the Securities to be purchased by it hereunder by paying the Purchase Price applicable thereto in accordance with Section 2.02.

          (c) Each other Buyer and the Company shall have entered into the Investors' Agreement.

          (d) There shall not be in effect any judgment, injunction, order or decree of any governmental body, entity or authority prohibiting or restraining the transactions contemplated hereby.

         SECTION 5.02. Additional Conditions to Obligation of Each Buyer. The obligation of each Buyer to consummate the Closing is subject to the satisfaction of the following further condition:

          (a) The representations and warranties of MergerSub contained in this Agreement and in any certificate or other writing delivered by MergerSub pursuant hereto shall be true, complete and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such date.

         SECTION 5.03. Additional Conditions to Obligation of MergerSub. The obligation of MergerSub to consummate the Closing with respect to any Buyer is subject to the satisfaction of the following further condition:

          (a) The representations and warranties of such Buyer contained in this Agreement and in any certificate or other writing delivered by such Buyer pursuant hereto shall be true, complete and correct in all material respects when made and at and as of the Closing Date, as if made at and as of such date.


                                    ARTICLE 6
                            SURVIVAL; INDEMNIFICATION

         SECTION 6.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until twelve months after the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time, but only as to such inaccuracy or breach. A breach of any representation or warranty made in this Agreement shall not affect in any manner whatsoever the relative rights and obligations of the parties to and under the Investors' Agreement.

         SECTION 6.02. Indemnification. (a) MergerSub hereby agrees to indemnify, severally and not jointly, each Buyer and its Affiliates, limited partners, general partners, stockholders, directors, officers and employees against and agrees to hold each of them harmless from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Damages") incurred or suffered by any such party arising out of any misrepresentation or any breach of a warranty, covenant or agreement made or to be performed by MergerSub pursuant to this Agreement.

          (b) Each Buyer hereby agrees to indemnify, severally and not jointly, MergerSub and its Affiliates, limited partners, general partners, directors, officers and employees against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any such party arising out of any misrepresentation or any breach of a warranty, covenant or agreement made or to be performed by such Buyer pursuant to this Agreement.

         SECTION 6.03. Exclusivity. After the Closing, Section 6.02 will provide the exclusive remedy for any misrepresentation or breach of warranty, covenant or other agreement.


                                    ARTICLE 7
                                   TERMINATION

         SECTION 7.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

          (a)   by mutual written agreement of MergerSub and all Buyers;

          (b) by MergerSub or any Buyer if the Merger Agreement has been terminated; or

          (c) by MergerSub or any Buyer if consummation of the transactions contemplated hereby would violate any non-appealable final injunction, order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses 7.01(b) or
(c) shall give notice of such termination to the other parties.

         SECTION 7.02. Effect of Termination. If this Agreement is terminated as permitted by Section 7.01, such termination shall be without liability of any party (or any stockholder, general partner, limited partner, director, officer, employee, agent, consultant, representative or Affiliate of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful (i) failure of any party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 8.04, 8.05 and
8.06 shall survive any termination hereof pursuant to Section 7.01.


                                    ARTICLE 8
                                  MISCELLANEOUS

         SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given as follows:

         if to any Buyer, to such Buyer at the address specified by such Buyer on the signature pages of this Agreement or in a notice given by such Buyer to MergerSub for such purpose;

         if to MergerSub, to:

                  Silkworm Acquisition Corporation
                  c/o DLJ Merchant Banking Partners II, L.P.
                  277 Park Avenue
                  New York, New York  10172
                  Attention: William F. Dawson, Jr.
                  Fax: (212) 892-7553

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                  Attention: John W. Buttrick
                  Fax:  (212) 450-4800

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         SECTION 8.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 8.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         SECTION 8.04. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         SECTION 8.05. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

         SECTION 8.06. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.07. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 8.08. Unwind. In the event that the Effective Time (as defined in the Merger Agreement) has not occurred within 30 days after the Closing Date, then the parties hereto agree that they shall rescind any transactions consummated at the Closing; provided that such recission shall not relieve any party of any obligation arising out of a breach of this Agreement.

         SECTION 8.09. Entire Agreement. The Transaction Documents (including the documents, schedules, annexes, appendices and exhibits attached hereto and thereto and referred to herein and therein) constitute the entire agreement between agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

         SECTION 8.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                            SILKWORM ACQUISITION CORPORATION


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Vice President and Secretary


                            DLJ MERCHANT BANKING PARTNERS II,
                            L.P., a Delaware Limited Partnership

                            By: DLJ Merchant Banking II, Inc.,as
                                managing general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            DLJ MERCHANT BANKING PARTNERS
                            II-A, L.P., a Delaware Limited Partnership

                            By: DLJ Merchant Banking II, Inc., as
                                managing general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            DLJ OFFSHORE PARTNERS II, C.V., a
                            Netherlands Antilles Limited Partnership

                            By: DLJ Merchant Banking II, Inc.,as
                                advisory general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            DLJ DIVERSIFIED PARTNERS, L.P., a
                            Delaware Limited Partnership

                            By: DLJ Diversified Partners, Inc.,
                                as managing general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            DLJ DIVERSIFIED PARTNERS-A, L.P., a
                            Delaware Limited Partnership

                            By: DLJ Diversified Partners, Inc., as
                                managing general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            DLJ MILLENNIUM PARTNERS, L.P., a
                            Delaware Limited Partnership

                            By: DLJ Merchant Banking II, Inc., as
                                managing general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            DLJ MILLENNIUM PARTNERS-A, L.P.

                            By: DLJ Merchant Banking II, Inc., as
                                managing general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272

                            DLJMB FUNDING II, INC., a Delaware
                       corporation


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            DLJ FIRST ESC, L.P.

                            By: DLJ LBO Plans Management Corporation,
                                as manager

                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            UK INVESTMENT PLAN 1997 PARTNERS

                            By: Donaldson, Lufkin & Jenrette, Inc.,
                                as general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address: c/o DLJ Merchant
                                     Banking II, Inc.
                                     277 Park Avenue
                                     New York, NY 10172
                                     Fax: 212-892-7272


                            DLJ EAB PARTNERS, L.P.

                            By: DLJ LBO Plans Management Corporation,
                                as managing general partner


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            DLJ ESC II, L.P.

                                By:      DLJ LBO Plans Management
                                         Corporation, as manager


                            By:          /s/ William F. Dawson, Jr.
                                -----------------------------------
                                Name:    William F. Dawson, Jr.
                                Title:   Attorney-in-Fact

                            Address:     c/o DLJ Merchant
                                         Banking II, Inc.
                                         277 Park Avenue
                                         New York, NY 10172
                                         Fax: 212-892-7272


                            399 VENTURE PARTNERS, INC.


                            By:          /s/ David Y. Howe
                                -----------------------------------
                                Name:    David Y. Howe
                                Title:   Vice President

                            Address: c/o Citicorp Venture Capital Ltd. 399 Park Avenue- 14th Floor
                                         New York, NY 10043
                                         Fax: 212-888-2940



                                                                 SCHEDULE A





                                                     No. of           Aggregate
                                                     Common           Purchase
Investor                                             Shares             Price
-----------                                        ----------     --------------
DLJ Merchant Banking Partners II, L.P.             601,929        27,086,805
DLJ Merchant Banking Partners II-A, L.P.            23,972         1,078,740
DLJ Offshore Partners II, C.V. L.P.                 29,600         1,332,000
DLJ Diversified Partners, L.P.                      35,191         1,583,595
DLJ Diversified Partners-A, L.P.                    13,069           588,105
DLJMB Funding II, Inc.                             106,869         4,809,105
DLJ Millennium Partners, L.P.                        9,733           437,985
DLJ Millennium Partners-A, L.P.                      1,898            85,410
DLJ EAB Partners, L.P.                               2,703           121,635
UK Investment Plan 1997 Partners                    15,926           716,670
DLJ ESC II, L.P.                                   113,508         5,107,860
DLJ First ESC, L.P.                                  1,158            52,110
399 Venture Partners, Inc.                         266,666        11,999,970

Total                                            1,222,222       $54,999,990



                                                                       EXHIBIT A


                          CERTIFICATE OF INCORPORATION

                                       OF

                        SILKWORM ACQUISITION CORPORATION

                                    * * * * *

         FIRST:  The name of the Corporation is Silkworm Acquisition
Corporation.

         SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 100, and the par value of each such share is $1.00, amounting in the aggregate to $100.

         FIFTH:  The name and mailing address of the incorporator are:

Name                                              Mailing Address
--------------------------------------------      -----------------------------
Kimberly Yule                                     450 Lexington Avenue
                                                  New York, New York 10017

         SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

         SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

         EIGHTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

         (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right.

         (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

         (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

         (4) The rights and authority conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

         (5) Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

         NINTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

         IN WITNESS WHEREOF, I have hereunto signed my name this 18th day of March 1998.


                                             /s/ Kimberley Yule
                                             ------------------
                                             Kimberly Yule




                                AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                        SILKWORM ACQUISITION CORPORATION

                                    * * * * *


         Silkworm Acquisition Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), does hereby amend the Certificate of Incorporation of the Corporation, which was originally filed on March 18, 1998.

         The undersigned hereby certifies that the Corporation has not received any payment for any of its stock and that this Amendment to the Certificate of Incorporation has been duly adopted in accordance with Section 241 of the GCL.

         Article Fourth is hereby deleted in its entirety and replaced with:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,500,000 consisting of 1,500,000 shares of Common Stock, par value $0.001 per share."

         THE UNDERSIGNED, being the Vice President and Secretary of Silkworm Acquisition Corporation for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, does make this Amended Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of April 1998 .

                                    SILKWORM ACQUISITION CORPORATION


                                    By:     /s/ William F. Dawson, Jr.
                                       ----------------------------------------
                                       Name:    William F. Dawson, Jr.
                                       Title:   Vice President and Secretary



                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        SILKWORM ACQUISITION CORPORATION


         Silkworm Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the FOURTH section in its entirety and replacing it with the following:

         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 consisting of 50,000,000 shares of Common Stock, par value $0.001 per share."

         2. The aforesaid amendment to the Certificate of Incorporation of the Corporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and acknowledged by its Vice President and Secretary this 5th day of August, 1998.

                                    SILKWORM ACQUISITION CORPORATION


                                    By:  /s/ William F. Dawson, Jr.
                                         --------------------------
                                         Name:  William F. Dawson, Jr.
                                         Title: Vice President and Secretary